UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 20, 2005 (October 17, 2005)

Date of report (Date of earliest event reported)

MONONGAHELA POWER COMPANY

(Exact name of registrant as specified in charter)

Ohio (State or Other Jurisdiction of Incorporation)	1-5164 (Commission File Number)	13-5229392 (IRS Employer Identification No.)

1310 Fairmont Avenue Fairmont, West Virginia (Address of principal executive of offices)	26554 (Zip code)

Registrant’s telephone number, including area code: (304) 366-3000

N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 17, 2005, Monongahela Power Company (the “Company”), a subsidiary of Allegheny Energy, Inc. (“Allegheny Energy”), completed an offering of $70 million aggregate principal amount of its First Mortgage Bonds, 5.375% Series Due 2015 (the “Securities”) in accordance with provisions of Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

87th Supplemental Indenture.

The Securities were issued under the Indenture (the “Indenture”), dated as of August 1, 1945, between the Company and Citibank, N.A. (as the ultimate successor to City Bank Farmers Trust Company), as trustee (the “Trustee”), and the 87th Supplemental Indenture, dated as of October 17, 2005, between the Company and the Trustee (the “Supplemental Indenture”).

A description of material terms of the Securities issued under the Supplemental Indenture is set forth under Item 2.03 below.

The Supplemental Indenture will amend the Indenture to (1) change the amount of the judgment default contemplated in Article IX, Section 1(j) of the Indenture from $100,000 to $25 million and (2) clarify that the Indenture is governed by New York law. These provisions will become effective on the earliest date on which either (a) none of the Company’s 5.0% First Mortgage Bonds Due 2006 and 7.625% First Mortgage Bonds Due 2025 are outstanding, or (b) upon the vote of holders of outstanding first mortgage bonds as provided in the Indenture. The amendments to the Indenture require the consent of holders representing at least 75% of all Bonds outstanding under the Indenture. The holders of the Securities are deemed to have consented to the amendments.

The Company and its affiliates maintain banking relationships with Citibank, N.A. and its affiliates.

The Supplemental Indenture is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Securities bear interest at the rate of 5.375% per year and mature on October 15, 2015. Interest is payable semi-annually in arrears on each April 15 and October 15, commencing April 15, 2006. The Securities are redeemable at the Company’s option, in whole or in part, at any time at the “make-whole” premium described in the Supplemental Indenture.

Subject to certain exceptions, the Securities are secured by the Indenture, which establishes a first lien on all of the real estate, transmission and distribution systems and franchises that the Company now owns or may own in the future. The Indenture permits the Company to “re-open” the offering of Securities without the consent of the holders of the Securities. Accordingly, the principal amount of Securities may be increased in the future.

Item 8.01	Other Matters.

The Company is using the approximately $68.9 million net proceeds of the offering, together with available cash, to fund the redemption of $70 million of its 7.625% First Mortgage Bonds Due 2025.

A press release announcing the pricing of the Company’s offer of the Securities is attached as Exhibit 99.2 to this Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits
	Exhibit Number	Description

	99.1	87th Supplemental Indenture, dated as of October 17, 2005.
	99.2	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONONGAHELA POWER COMPANY
Dated: October 20, 2005	By:	/s/ Jeffrey D. Serkes
	Name:	Jeffrey D. Serkes
	Title:	Vice President

EXHIBIT INDEX

Exhibit Number	Description
99.1	87th Supplemental Indenture, dated as of October 17, 2005.
99.2	Press Release